[LOGO - NEWS RELEASE ...]






                             APPROVED BY:     Lawrence C. Day
                                              President
                                              Chief Executive Officer
                                              Catherine D'Amico
                                              Senior V.P. - Finance
                                              Chief Financial Officer
                                              (716) 647-6400

                                CONTACT:      Investor Relations:
                                              June Filingeri/Melissa Garelick
                                              Press: Stan Froelich
                                              Morgan-Walke Associates
                                              (212) 850-5600

FOR IMMEDIATE RELEASE
---------------------

                    MONRO MUFFLER BRAKE REPORTS RECORD SALES
                      AND EARNINGS FOR ITS 1997 FISCAL YEAR

                     - COMPANY DECLARES 5% STOCK DIVIDEND -

     ROCHESTER, N.Y., May 20, 1997 -- Monro Muffler Brake, Inc. (Nasdaq:MNRO), today announced record sales and earnings for its fiscal year ended March 31, 1997.

     Net sales for fiscal 1997 increased 20.5% to a record $141,169,000, as compared with $117,104,000 for the previous fiscal year. Monro attributed the growth to a 7.9% increase in comparable store sales, and an increase of $16,287,000 attributable to stores opened after March 31, 1995.

     Net income for fiscal 1997 increased 33.8% to $10,191,000, or $1.25 per share, compared to $7,614,000, or $.94 per share in the previous fiscal year. Earnings per share give retroactive effect to the 5% stock dividend paid August 5, 1996.

     For the three months ended March 31, 1997, sales increased 11.5% to $32,065,000 compared to $28,752,000 for the corresponding quarter ended March 31, 1996. Comparable store sales for the fiscal 1997 fourth quarter increased
 .9% and stores opened after March 31, 1995 added $3,308,000. The .9% comparable store gain was against an 11.6% comparable store sales increase for the same quarter last year.

                                    - MORE -


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MONRO MUFFLER BRAKE REPORTS RECORD SALES AND EARNINGS                   Page 2

     Net income for the fiscal 1997 fourth quarter increased 14.1% to $1,461,000, or $.18 per share, compared to $1,281,000, or $.16 per share in the same quarter last year, after giving retroactive effect to the 5% stock dividend paid August 5, 1996.

     Lawrence C. Day, President and Chief Executive Officer, commented, "We are very proud of our record sales and earnings results for fiscal 1997, which we believe reflect, in part, a release of the pent-up demand from previously deferred repairs, combined with favorable industry factors."

     Mr. Day continued, "Qualitatively, we are also very pleased with our fiscal 1997 performance which included repositioning the Company as a branded consumer service company, as well as forming new, strong, strategic alliances.

     "At the end of fiscal 1997, we introduced our new market positioning, `Monro Muffler Brake & Service', which, going forward, will help to increase consumer awareness of the breadth of the Company's services, thereby increasing traffic. Additionally, we joined forces with two quality brands, Bridgestone Firestone and Walker Manufacturing, which we believe will provide new marketing and co-branding opportunities, with the end result of increasing consumer awareness of Monro, especially in new markets.

     "Overall, we believe that our fiscal 1997 results are positive steps toward our primary goal of maximizing share-owner value," Mr. Day concluded.

     The Company opened 40 new stores in fiscal 1997, and plans to continue its expansion strategy by opening between 40 and 50 stores in fiscal 1998, two of which are now open and 12 of which are currently under construction.

     Separately, the Company announced that its Board of Directors has declared a 5% stock dividend, payable August 4, 1997, to holders of record as of June 20, 1997.

                                    - MORE -


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MONRO MUFFLER BRAKE REPORTS RECORD SALES AND EARNINGS                   Page 3


     Monro Muffler Brake operates a chain of stores providing automotive undercar repair services in the United States. The Company currently operates 315 stores in New York, Pennsylvania, Ohio, Connecticut, Massachusetts, West Virginia, Virginia, Maryland, Vermont, New Hampshire, New Jersey, North Carolina, South Carolina and Indiana. Monro's stores provide a full range of services for exhaust systems, brake systems, steering and suspension systems and many vehicle maintenance services.

     Certain statements made above may be forward-looking and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve uncertainties which may cause the Company's actual results in future periods to differ materially from those expressed. These uncertainties include, but are not necessarily limited to, uncertainties affecting retail generally (such as consumer confidence and demand for auto repair); risks relating to leverage and debt service (including sensitivity to fluctuations in interest rates); dependence on, and competition within, the primary markets in which the Company's stores are located; the need for, and costs associated with, store renovations and other capital expenditures; and the risks described from time to time in the Company's SEC reports which include the report on Form 10K for the fiscal year ended March 31, 1996.

                          (Financial tables to follow)


                            MONRO MUFFLER BRAKE, INC.
                              Financial Highlights
                                   (Unaudited)
                (Dollars in thousands, except per share amounts)

                                                      Quarter Ended March 31,
                                                  ------------------------------
                                                  1997        1996        % Change
                                                -------      -------      ---------
Sales                                           $32,065      $28,752        11.5%

Cost of sales, including
distribution and occupancy costs                 17,968       16,372         9.7
                                                -------      -------
Gross profit                                     14,097       12,380        13.9

Operating, selling, general
and administrative expenses                      10,740        9,199        16.8
                                                -------      -------
Operating income                                  3,357        3,181         5.6

Interest expense, net                               722          854       (15.5)

Other expense, net                                  199          193         3.1
                                                -------      -------
Income before provision for
income taxes                                      2,436        2,134        14.2

Provision for income taxes                          975          853        14.3
                                                -------      -------
Net income                                      $ 1,461      $ 1,281        14.1
                                                =======      =======
Earnings per share (a)                          $   .18      $   .16        12.5%
                                                =======      =======

Weighted average number of
shares of common stock outstanding
(including common stock
equivalents) (000)  (a)                           8,182        8,073

Number of stores open
(at end of quarter)                                 313          274



(a) All share data has been restated to reflect the 5% stock dividend paid to shareholders on August 5, 1996.

                                   - MORE -

                            MONRO MUFFLER BRAKE, INC.

                              Financial Highlights
                (Dollars in thousands, except per share amounts)


                                                      Year Ended March 31,
                                                     ----------------------

                                                1997           1996        % Change
                                                ----           ----        --------

Sales                                          $141,169      $117,104        20.5%

Cost of sales, including
distribution and occupancy costs                 78,792        66,236        19.0
                                               --------      --------
Gross profit                                     62,377        50,868        22.6

Operating, selling, general
and administrative expenses                      41,749        35,299        18.3
                                               --------      --------
Operating income                                 20,628        15,569        32.5

Interest expense, net                             3,224         2,637        22.3

Other expense, net                                  475           330        43.9
                                               --------      --------

Income before provision for
income taxes                                     16,929        12,602        34.3

Provision for income taxes                        6,738         4,988        35.1
                                               --------      --------
Net income                                     $ 10,191      $  7,614        33.8
                                               ========      ========
Earnings per share (a)                         $   1.25      $    .94        33.0%
                                               ========      ========

Weighted average number of
shares of common stock outstanding
(including common stock
equivalents) (000) (a)                            8,171         8,077



(a) All share data has been restated to reflect the 5% stock dividend paid to shareholders on August 5, 1996.

                                     - MORE-


                            MONRO MUFFLER BRAKE, INC.
                              Financial Highlights
                             (Dollars in thousands)


                                                                March 31,
                                                                ---------
                                                           1997           1996
                                                           ----           ----
ASSETS

  Cash                                                   $  6,438       $  5,280

  Inventories                                              20,010         16,538

  Other current assets                                      6,149          4,729
                                                         --------       --------

     Total current assets                                  32,597         26,547

  Property, plant and equipment, net                      109,683         90,279

  Other noncurrent assets                                   3,987          3,229
                                                         --------       --------

     Total assets                                        $146,267       $120,055
                                                         ========       ========


LIABILITIES AND SHAREHOLDERS' EQUITY

  Current liabilities                                    $ 23,018       $ 17,656

  Long-term debt                                           54,864         45,459

  Deferred income taxes                                     1,760          1,053
                                                         --------       --------

     Total liabilities                                     79,642         64,168

  Total shareholders' equity                               66,625         55,887
                                                         --------       --------

     Total liabilities and shareholders'
        equity                                           $146,267       $120,055
                                                         ========       ========